EXHIBIT 10.25

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

Plaintiff ProPhase Labs, Inc. f/k/a The Quigley Corporation (“Plaintiff”) and Defendants John C. Godfrey, the Estate of Nancy Jane Godfrey, and Godfrey Science and Design, Inc. (“Defendants”) (collectively with Plaintiff, the “Parties”) are the Parties and signatories hereto and do hereby enter into this Settlement Agreement and Mutual General Release (the “Agreement”), with reference to the following facts:

RECITALS

WHEREAS, on or about November 19, 2004, Plaintiff commenced an action by way of a Complaint in Equity (“Complaint”) filed against Defendants in the Bucks County Court of Common Pleas, Civil Action No. 2004-07776, captioned “The Quigley Corporation v. John C. Godfrey, Nancy Jane Godfrey, and Godfrey Science and Design,” (the “Litigation”);

WHEREAS, on or about January 4, 2005, Defendants filed an Answer to the Complaint with New Matter and Counterclaim in the Litigation (the “Answer and Counterclaim”);

WHEREAS, the Complaint concerns various claims by Plaintiff against Defendants for inter alia injunctive and declaratory relief in connection with its rights to pursue its business free from interference from Defendants and in connection with certain agreements, including an Exclusive Representation and Distribution Agreement and a Consulting Agreement, dated May 4, 1992 (collectively the “Contract”) by and among the Parties;

WHEREAS, the Answer and Counterclaim concerns Defendants’ claims against Plaintiff for inter alia breach of the Contract;

WHEREAS, since the institution of this action Nancy Jane Godfrey has deceased and her rights and obligations have devolved upon her estate;

WHEREAS, Helen Rebecca Godfrey is the executrix of the Estate of Nancy Jane Godfrey;

WHEREAS, Defendants deny and dispute the allegations set forth in Plaintiff’s Complaint;

WHEREAS, Plaintiff denies and disputes the allegations set forth in Defendants’ Answer and Counterclaim;

WHEREAS, Plaintiff has been engaged, and intends to continue to be engaged, inter alia, in the manufacture, sale, distribution, marketing, development, and other activities relating to various cold remedies, including but not limited to products bearing the Cold-EEZE® brand (“Plaintiff’s Cold Remedies”), and such other products as it may now or in the future produce, all such activities being referred to herein as “Plaintiff’s Business”;

WHEREAS, Defendants have asserted, inter alia, various rights and ownership interests affecting Plaintiff’s Business, all as set forth in the Answer and Counterclaim, including but not limited to ongoing rights to certain of the intellectual property utilized by Plaintiff, including but not limited to manufacturing methods and processes, formulations, inventions, technology, compositions, know-how, trade secrets, trade names, trade dress, trademarks (including the trademark Cold-EEZE® ), and other matters relating, directly or indirectly, to the development, manufacture, marketing, or sale of various forms of zinc gluconate glycine products (collectively, “Claimed Property”);

WHEREAS, without making any admission of liability, the Parties have agreed to settle any and all of their claims (including but not limited to any claim for attorneys’ fees and costs) arising out of or related to the Litigation on the terms and conditions set forth below;

WHEREAS, Defendants have represented and warranted that they have not sold, assigned, or otherwise conveyed any right, title, or other interest that they might have in the Claimed Property;

WHEREAS, Defendants are willing to sell and Plaintiff is willing to buy all of the Claimed Property; and

WHEREAS, this Agreement is intended to memorialize and finalize the terms and conditions of the full, final, and complete agreement reached between Plaintiff and Defendants to resolve the Litigation and any and all other claims as between the Parties.

NOW, THEREFORE, in consideration of the promises, covenants, representations, and warranties contained herein, and for good and valuable consideration given hereunder, the sufficiency of which is hereby acknowledged by the signatories to this Agreement, and intending to be legally bound, the Parties hereby settle the Litigation and agree as follows:

TERMS AND CONDITIONS

1.	Effective Date.

This Agreement shall become effective on the last date of full execution and mutual delivery of this Agreement by the Parties and signatories.

2.	Consideration To Be Paid By Plaintiff.

(a)           Plaintiff will cause various payments to be made to John C. Godfrey, Ph.D. in accordance with the following schedule:

(i) the sum of Two Million, One Hundred Thousand Dollars ($2,100,000) not later than December 28, 2012 (the “First Payment”);

(ii) the sum of One Hundred Thousand Dollars ($100,000), plus accrued interest at 3.25% per annum, not later than December 15, 2013;

(iii) the sum of One Hundred Thousand Dollars ($100,000), plus accrued interest at 3.25% per annum, not later than December 15, 2014;

(iv) the sum of One Hundred Thousand Dollars ($100,000), plus accrued interest at 3.25% per annum, not later than December 15, 2015;

(v) the sum of One Hundred Thousand Dollars ($100,000), plus accrued interest at 3.25% per annum, not later than December 15, 2016.

(b) The foregoing payments (collectively, the “Proceeds”) shall each be made by check made payable to “John C. Godfrey.”

3.	Conveyance.

In consideration for the execution of this Agreement, Defendants hereby assign, transfer and convey to Plaintiff all of Defendants’ right, title, and interest in and to the Claimed Property. Without in any way limiting the breadth of the foregoing, Defendants specifically hereby convey to Plaintiff all of Defendants’ right, title and interest in U.S. Trademark Registration No. 1,838,542 for the trademark Cold-EEZE® and the goodwill represented by or associated with such trademark registration and trademark to Plaintiff, as reflected in the attached Quitclaim Trademark Assignment, which Defendants will execute and deliver to Plaintiff contemporaneously with the execution of this Agreement. Defendants acknowledge that from and after the date of this Agreement, Plaintiff is the sole owner of all of the Claimed Property, and Defendants agree that they will not contend to the contrary, nor will Defendants or their agents assist any third person or entity (i.e, any person or entity adverse to Plaintiff) seeking to assert any rights or claims with respect to the Claimed Property. Defendants’ jointly and severally represent and warrant that they have not sold, transferred, pledged, or hypothecated any of the Claimed Property and that they are hereby transferring to Plaintiff good and marketable title to the Claimed Property, free and clear of all liens and encumbrances.

4.	Non-Interference.

(a)           Defendants hereby agree (i) not to interfere with or harm, directly or indirectly, Plaintiff’s Business, and (b) not to assist or encourage any third party in interfering with or harming Plaintiff’s Business.

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(b)           Defendants may convey or license to third parties such patents as they own and are not yet expired, but for a period of five (5) years from the date hereof Defendants shall not provide consulting services or otherwise assist any third party to develop, produce, manufacture, market, sell or distribute any cold, cough, or sore throat preparations or remedies directed to zinc gluconate glycine products.

(c)           Plaintiff hereby agrees (i) not to interfere with or harm, directly or indirectly, Defendant John C. Godfrey’s Business, which shall be defined as his engaging in the research, development and marketing of zinc products other than zinc gluconate glycine products, and (ii) not to assist or encourage any third party in interfering with or harming Defendant John C. Godfrey’s Business.

(d)           For the avoidance of doubt, lawful efforts to further a Party’s business interests, including but not limited to lawful acts to compete, shall not constitute a violation of clause (a) or clause (b) of this Section 4.

5.	Discontinuance Of The Litigation.

Counsel for the parties shall file with the Bucks County Prothonotary all appropriate paperwork, and take such further steps as may be required, to cause the Litigation to be marked and docketed as settled, discontinued, and ended with prejudice within seven (7) days after receipt of the First Payment, although the Court shall retain jurisdiction over the Parties and the Litigation to enforce this Agreement.

6.	Reliance on Counsel and Advisors

Each party acknowledges to the other that he, she, or it has consulted with competent legal, business, financial and tax advisors of their own choosing in entering into this Agreement and have not sought, received or relied upon any legal, business, financial or tax advice from the other party in entering into and performing this agreement. No party shall be responsible for any taxes or withholding imposed on any other party to this Agreement as a consequence of the transactions consummated hereby or as a result of payment of the Proceeds being tendered under this Agreement. Defendants shall indemnify and hold harmless Plaintiff and their agents, employees and representatives from and against any and all costs, charges, and all other expenses levied by any taxing authority on one or more of the Defendants with respect to the payments to Defendants called for in this Agreement. Additionally, Defendants specifically agree that Plaintiff shall not be required to pay any further sum to it, or to any person or entity on his, her, or its behalf, arising from any taxes imposed upon Defendants as a consequence of the performance of this Agreement.

7.	Release of Claims Against Plaintiff.

Defendants, for themselves and for their agents, servants, employees, successors, heirs, assigns, joint venturers, members, partners, and any business entities owned or controlled by any of them do hereby release and forever discharge Plaintiff and its officers, directors, agents, servants, employees, successors, assigns, subsidiaries, joint venturers, members, partners and attorneys from any and all manner of action and actions, cause and causes of action, suits, debts, obligations, liens, sums of money, controversies, damages, judgments, fees, costs, executions, claims and demands whatsoever and of every nature and kind, asserted or unasserted, in law or in equity, which it or they ever had, have or now may have, from the beginning of the world until the date of the execution of this Agreement, whether or not presently suspected, contemplated or anticipated, including but not limited to, any claim that relates to, in whole or in part, directly or indirectly, the allegations and/or subject matter of the Lawsuit. This release shall not apply to any action to enforce or interpret the terms, rights, duties and obligations set forth in this Agreement.

8.	Release of Claims Against Defendants.

Plaintiff, for itself and for its officers, directors, agents, servants, employees, successors, assigns, and joint venturers and any business entities owned or controlled by them, do hereby release and forever discharge Defendants, and their agents, servants, employees, successors, assigns, joint venturers, members, partners and attorneys from any and all manner of action and actions, cause and causes of action, suits, debts, obligations, liens, sums of money, controversies, damages, judgments, fees, costs, executions, claims and demands whatsoever and of every nature and kind, asserted or unasserted, in law or in equity, which it or they ever had, have or now may have, from the beginning of the world until the date of the execution of this Agreement, whether or not presently suspected, contemplated or anticipated, including but not limited to, any claim that relates to, in whole or in part, directly or indirectly, the allegations and/or subject matter of the Lawsuit. This release shall not apply to any action to enforce or interpret the terms, rights, duties and obligations set forth in this Agreement.

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9.	Waiver and Relinquishment of Rights and Unknown Claims.

Each party hereby acknowledges that they may hereafter discover facts different from, or in addition to, those which they now claim or believe to be true with respect to the claims released herein, and agree that this Agreement shall be and shall remain effective in all respects notwithstanding the discovery of such different or additional facts with respect to the claims released herein.  For the purpose of implementing a full and complete waiver/release in accordance with the terms set forth in Sections 7 and 8 above, each party expressly acknowledge that the release is intended to include in its scope all claims, rights and entitlements against the other party which were asserted or which could have been asserted in the Litigation, regardless of whether at the time of the execution of this Agreement those claims, rights and entitlements were known, suspected or unknown to the releasing party, and regardless of whether the releasing party could have discovered or suspected the existence of such claims. This Agreement contemplates the extinguishment of all known and unknown claims. Each party expressly waives any right to assert hereafter that any claim or claims were excluded from this Agreement through ignorance, oversight, error, or otherwise.

10.	Representations by The Parties.

Defendants represent and warrant to Plaintiff that they have not heretofore assigned, hypothecated or otherwise transferred, or attempted to assign, hypothecate or transfer, any claim or claims against Plaintiff and that there is no other person or legal entity that has not executed this Agreement as a releasing party that has any interest in any such claim or claims against Plaintiff. Plaintiff represents and warrants to Defendants that it has not heretofore assigned, hypothecated or otherwise transferred, or attempted to assign, hypothecate or transfer, any claim or claims against Defendants and that there is no other person or legal entity that has not executed this Agreement as a releasing party that has any interest in any such claim or claims against Defendants.

11.	Authority.

Each Party represents and warrants to the other Party that the persons executing this Agreement on its behalf has full authority and capacity to execute this Agreement and to give the releases and other promises contained herein. Each party represents and acknowledges to the other the receipt and sufficiency of adequate consideration to support the transactions set forth in this Agreement.

12.	No Admission of Liability.

It is understood between the Parties that the terms of this Agreement are not nor should they be construed as an admission of fault or liability or lack of ownership in the subject matter of this Agreement. Except as necessary in a proceeding to enforce the terms of this Agreement, this Agreement and its terms shall not be offered or received as evidence, or expressly referred to in any action or proceeding, including to establish any liability or admission on the part of Plaintiff or Defendants.

13.	Confidentiality.

The Parties agreed to and on April 4, 2007, the Court entered a Protective Order Governing Confidential Information (“Confidentiality Order”) in the Litigation and various deposition testimony and produced documents have subsequently been designated as “CONFIDENTIAL MATERIAL” or “RESTRICTED MATERIAL”. The Parties agree to carry out in good faith the provisions of the Confidentiality Order relating to such material and to maintain the confidentiality thereof in the future.

14.	Non-Disparagement.

(a)           Defendants agree that they shall not, now or ever in the future, publicly or privately, make, verbally or in writing, any false, disparaging, derogatory or otherwise inflammatory remarks about Plaintiff and that they will not make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of Plaintiff.

(b)           Plaintiff agrees that it shall not, now or ever in the future, publicly or privately, make, verbally or in writing, any false, disparaging, derogatory or otherwise inflammatory remarks about Defendants and that it will not make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of Defendants.

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15.	Execution On Behalf Of The Estate Of Nancy Jane Godfrey

Helen Rebecca Godfrey, daughter of Defendants John C. Godfrey and Nancy Jane Godfrey, is the Executrix of the Estate of Nancy Jane Godfrey and executes this Agreement on behalf of the Estate.

16.	Notices.

Any notice or communication required under this Agreement shall be effective when received and sufficient if given in writing, and shall be addressed as follows:

For Plaintiff:	Ted Karkus
ProPhase Labs, Inc.
621 N. Shady Retreat Road
Doylestown, PA 18901
and
John F. Smith, III, Esquire
Reed Smith LLP
2500 One Liberty Place
1650 Market Street
Philadelphia, PA 19103

For Defendants:	John C. Godfrey, Ph.D.
Godfrey Science & Design. Inc.
1649 Old Welsh Road
Huntingdon Valley, Pennsylvania 19006
and
Albert L. Chase, Esquire
2031 N. Broad Street
Suite 137
Lansdale, PA 19446-1003

17.	General Provisions.

(a)     Further Cooperation.

The Parties to this Agreement agree to execute all such further and additional documents and instruments as shall be necessary or expedient to carry out the provisions of this Agreement, and shall promptly and in good faith undertake all reasonable acts to effectuate the provisions of this Agreement.

(b)     Entire Agreement.

This Agreement contains the entire agreement and understanding between the Parties concerning the subject matter hereof, and any and all prior oral or written agreements or understandings between the Parties related hereto are superseded.  No representations, oral or otherwise, express or implied, other than those specifically set forth in this Agreement, have been made by or relied upon by the Parties hereto.

(c)     Attorneys’ Fees and Costs

The Parties, and each of them, shall bear his or her or its own attorneys’ fees, costs, and expenses incurred in connection with the disputes between the Parties which are the subject of, or related to, this Agreement, including, without limitation, the negotiation, drafting and consummation of this Agreement.

(d)     Choice of Law and Jurisdiction.

This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania. It is further agreed by the Parties that the venue for any dispute concerning this Agreement shall be the Bucks County Court of Common Pleas.

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(e)     Legal Advice.

The Parties, and each of them, have had the opportunity to consult with independent legal counsel with respect to the advisability of making the settlement provided for herein and of executing this Agreement and all other matters contained herein.

(f)    Negotiation And Investigation.

The Parties, and each of them, hereby acknowledge that they have been equally represented in the negotiations for, and in preparation of, this Agreement by counsel of their choice; that this Agreement shall be construed accordingly; that they have read this Agreement and have had it fully explained to them by such counsel; and that they are fully aware of the contents of this Agreement and of the legal effect of each and every provision hereof.  The Parties to this Agreement have made such investigation of the facts pertaining to this Agreement and of all of the matters pertaining hereto as he or she or it deems necessary. This Agreement is the product of mutual negotiation and drafting, and no party shall be deemed to be the draftsman of this Agreement.

(g)     Waiver, Modification and Amendment.

No provision of this Agreement may be waived unless in writing and signed by all Parties hereto.  Waiver of any one provision shall not be deemed to be a waiver of any other provision hereof.  This Agreement may not be altered, amended or otherwise changed or modified, except in writing signed by each of the Parties.

(h)     Severability.

If any part of this Agreement is void or otherwise invalid and hence unenforceable, such invalid or void portion shall be deemed to be separate and severable from the balance of this Agreement, which shall be given full force and effect as though the void or invalid provision had never been a part of this Agreement.

(i)   Execution in Counterparts.

This Agreement may be executed in counterparts and all of said counterparts shall collectively constitute one agreement binding on all Parties. A facsimile copy shall be considered an original for purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned Parties or counsel have executed this Agreement.

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ProPhase Labs, Inc.

By:	/s/ Ted Karkus

Printed Name:	Ted Karkus

Title:	Chief Executive Officer

Date:	12/18/2012

Commonwealth of Pennsylvania :
: ss
County of _______________________________	:

On the        day of _________________________ 2012, before me a Notary Public in and for the Commonwealth of Pennsylvania, ________________________ to me known (or satisfactorily proven) to be the individual and authorized representative of ProPhase Labs, Inc. named in the attached Settlement Agreement and Mutual General Release and being duly sworn by me, acknowledged to me that he understands and is familiar with the contents of the attached Settlement Agreement and Mutual General Release, and that he signed his name on behalf of ProPhase Labs, Inc. thereto voluntarily and of his own free will for the purpose therein stated.

Notary Public

My Commission Expires:

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Godfrey Science and Design, Inc.

By:	/s/ John Godfrey

Printed Name:	John Godfrey

Title:	President

Date:	12/17/2012

Commonwealth of Pennsylvania :
: ss
County of _______________________________	:

On the        day of _________________________ 2012, before me a Notary Public in and for the Commonwealth of Pennsylvania, ________________________ to me known (or satisfactorily proven) to be the individual and authorized representative of Godfrey Science and Design, Inc. named in the attached Settlement Agreement and Mutual General Release and being duly sworn by me, acknowledged to me that he understands and is familiar with the contents of the attached Settlement Agreement and Mutual General Release, and that he signed his name on behalf of Godfrey Science and Design, Inc. thereto voluntarily and of his own free will for the purpose therein stated.

Notary Public

My Commission Expires:

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/s/ John Godfrey
John C. Godfrey

Date:	12/17/2012

Commonwealth of Pennsylvania :
: ss
County of _______________________________	:

On the ___ day of _________________________ 2012, before me a Notary Public in and for the Commonwealth of Pennsylvania, ________________________ to me known (or satisfactorily proven) to be the individual named in the attached Settlement Agreement and Mutual General Release and being duly sworn by me, acknowledged to me that he understands and is familiar with the contents of the attached Settlement Agreement and Mutual General Release, and that he signed his name thereto voluntarily and of his own free will for the purpose therein stated.

Notary Public

My Commission Expires:

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Estate of Nancy Jane Godfrey

By:	/s/ Helen Godfrey

Printed Name:	Helen Godfrey

Title:	Executrix

Date:	12/17/2012

Commonwealth of Pennsylvania :
: ss
County of _______________________________	:

On the        day of _________________________ 2012, before me a Notary Public in and for the Commonwealth of Pennsylvania, ________________________ to me known (or satisfactorily proven) to be the authorized representative of the Estate of Nancy Jane Godfrey named in the attached Settlement Agreement and Mutual General Release and being duly sworn by me, acknowledged to me that she understands and is familiar with the contents of the attached Settlement Agreement and Mutual General Release, and that she signed her name on behalf of The Estate of Nancy Jane Godfrey thereto voluntarily and of her own free will for the purpose therein stated.

Notary Public

My Commission Expires:

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QUITCLAIM TRADEMARK ASSIGNMENT

Defendants John C. Godfrey, The Estate of Nancy Jane Godfrey, and Godfrey Science and Design, Inc. (collectively “Assignor”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby convey all rights of whatever nature Assignor may have in the trademark of COLD-EEZE for homeopathic common cold preparations which reduce the duration and severity of the common cold, and the goodwill represented by it to ProPhase Labs, Inc. (“Assignee”). Assignor also hereby conveys to Assignee all rights of whatever nature Assignor may have in U.S. Trademark Registration No. 1,838,542 for the trademark COLD-EEZE, for homeopathic common cold preparations which reduce the duration and severity of the common cold.

/s/ John Godfrey
John C. Godfrey

Date:	12/17/2012

Estate of Nancy Jane Godfrey

By:	/s/ Helen Godfrey

Printed Name:	Helen Godfrey

Title:	Executrix

Date:	12/17/2012

Godfrey Science and Design, Inc.

By:	/s/ John Godfrey

Printed Name:	John Godfrey

Title:	President

Date:	12/17/2012

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